Exhibit 99.1

NEW FRONTIER MEDIA COMMENTS ON

NOTICE OF NOMINATION RECEIVED FROM

AFFILIATE OF HOSKEN CONSOLIDATED INVESTMENTS

BOULDER, Colo., May 2, 2012 — New Frontier Media, Inc. (NasdaqGS: NOOF), a leading provider of transactional television services and distributor of general motion picture entertainment, today confirmed that it has received a notice from an entity affiliated with the publicly-traded South African conglomerate, Hosken Consolidated Investments (Johannesburg Stock Exchange: HCL), that it intends to nominate four individuals, including two employees of a Hosken affiliate, for election to the New Frontier Media Board of Directors at the company’s 2012 Annual Meeting of Shareholders. The notice contained no additional information regarding Hosken or Hosken’s plans or intentions. Based upon publicly available information, Hosken is an investment holding company based in Cape Town, South Africa. New Frontier Media is continuing to review the notice to determine whether the notice complies with New Frontier Media’s Bylaws and applicable law.

As previously announced, on March 9, 2012, Longkloof Limited, a Jersey, Channel Islands entity which New Frontier Media now understands is a Hosken affiliate, submitted an unsolicited, non-binding proposal to acquire all of the outstanding shares of common stock of New Frontier Media not already owned by it or its affiliates for $1.35 per share in cash. As also previously announced, New Frontier Media has formed a Special Committee of independent directors that, with the assistance of its financial and legal advisors, is considering a broad range of strategic alternatives.  As part of that strategic review process, the Special Committee is evaluating Hosken’s unsolicited acquisition proposal as well as any other acquisition proposal subsequently received, including the previously disclosed unsolicited acquisition proposal by Manwin Holding SARL to acquire New Frontier Media’s outstanding shares for $1.50 per share in cash.

On April 6, 2012, the financial advisor for the Special Committee sent a letter to the Hosken affiliate requesting further information and clarification about its $1.35 per share proposal, including information with respect to its conditions, financing, timing and any government approvals required to acquire New Frontier Media. To date, more than three weeks later, the Hosken affiliate, while acknowledging receipt of the information request, has not provided any of the information requested or otherwise engaged in discussions with the Special Committee’s financial advisor. In addition, Hosken has given no indication to New Frontier Media that it is prepared to increase its proposed offer price in light of Manwin’s publicly disclosed higher competing proposal.

Alan L. Isaacman, Chairman of New Frontier Media’s Special Committee commented, “Hosken’s threatened proxy contest is a transparent attempt to take control of New Frontier Media by placing four of Hosken’s hand-picked candidates on New Frontier Media’s six-member Board who would then be in a position to give favorable consideration to Hosken’s unsolicited $1.35 per share offer.” Mr. Isaacman continued, “It is unfortunate that rather than choosing to engage constructively with the Special Committee’s financial advisor, Hosken has chosen to launch a potentially costly and distracting proxy contest.”

New Frontier Media’s six directors, five of whom are independent, are all highly qualified and committed to acting in the best interests of all shareholders. New Frontier Media’s Board and management have a long history of maintaining an open dialogue with shareholders and engaging in a constructive manner with shareholders seeking to discuss ideas for enhancing value. For the past 18 months, since learning that affiliates of Hosken had accumulated a significant ownership position in New Frontier Media’s stock, New Frontier Media’s Board and management have, in good faith and with an open-minded manner, engaged in several meetings with Hosken and its representatives, including a recent in-person meeting with Marcel Golding, the Executive Chairman of Hosken, and Hosken’s U.S. representative, Adam Rothstein.

New Frontier remains open to having future discussions with Hosken provided they are constructive. However, the disparaging and inflammatory tone of Hosken’s various communications, in particular its March 9, 2012 letter and the related press release, both of which contain false and misleading statements, together with Hosken’s threatened proxy contest do not promote a constructive dialogue between New Frontier Media and Hosken or its representatives.

Mr. Isaacman concluded, “The New Frontier Media Board will not be distracted from acting in the best interests of, and maximizing value for, all shareholders. We would prefer to avoid a costly and disruptive proxy contest and focus our full attention on realizing New Frontier Media’s significant potential. However, we will not stand idly by while Hosken pursues its own self-interested agenda to gain control of New Frontier Media to the detriment of our other shareholders.”

In connection with Hosken’s threatened proxy contest and the on-going review of strategic alternatives available to New Frontier Media which is being overseen by the Special Committee, the Special Committee is being assisted by its legal advisor, Alston & Bird LLP. New Frontier Media is being advised by Holland & Hart LLP.  In addition, Avondale Partners, LLC is serving as the financial advisor to the Special Committee.

Important Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the 2012 Annual Meeting of Shareholders of New Frontier Media, Inc.  New Frontier Media and its directors and certain executive officers are deemed participants in the solicitation of proxies from the shareholders of New Frontier Media in connection with the 2012 Annual Meeting. New Frontier Media plans to make a preliminary filing with the Securities and Exchange Commission, or SEC, of a proxy statement and an accompanying proxy card relating to the 2012 Annual Meeting. Information regarding the interests of such participants will be included in the preliminary proxy statement. NEW FRONTIER MEDIA STRONGLY URGES INVESTORS TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER PROXY MATERIALS THAT NEW FRONTIER MEDIA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Preliminary Proxy Statement and any other documents filed by New Frontier Media with the SEC in connection with the 2012 Annual Meeting at the SEC’s website at http://www.sec.gov and New Frontier Media’s website at http://www.noof.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements.  In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding the review by New Frontier Media’s Special Committee of independent directors of potential strategic alternatives, the timing of such review, and the outcome of such review.  Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risks detailed in New Frontier Media’s filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q , or in information disclosed in public conference calls, the date and time of which are released in advance. New Frontier Media is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

About New Frontier Media, Inc.

New Frontier Media is a provider of transactional television services and a distributor of general motion picture entertainment. Our Transactional TV segment distributes adult content to cable and satellite providers who then distribute the content to retail consumers via video on demand and pay per view technology. Programming originates from our state of the art digital broadcast infrastructure in Boulder, Colorado.  We obtain our programming primarily by licensing content distribution rights from movie studios, and we distribute new and unique programming in order to provide consumers with an exceptional viewing experience.

Our Film Production segment is a distributor of mainstream and erotic films.  The films are distributed to cable and satellite operators, premium movie channel providers and other content distributors.  We act as a sales agent for mainstream films and produce erotic films.  The segment also periodically provides contract film production services to major Hollywood studios.

We are headquartered in Boulder, Colorado, and our common stock is listed on the Nasdaq Global Select Market under the symbol “NOOF.” For more information about New Frontier Media, Inc., contact Grant Williams, Chief Financial Officer, and please visit our web site at www.noof.com.

Company Contact:

Grant Williams

Chief Financial Officer

(303) 444-0900 x 2185

gwilliams@noof.com